Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:
Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:
Carol Knies
Senior Director of Investor Relations
Exide Technologies
678/566-9316 phone
carol.knies@exide.com

Exide Technologies Enters Into a Memorandum of Understanding
With China Based Leoch Battery Corporation

ALPHARETTA, Ga.—December 18, 2008 – Exide Technologies (NASDAQ: XIDE), (www.exide.com), a global leader in stored electrical energy solutions, announced today that it has entered into a nonbinding Memorandum of Understanding (“Memorandum”) with China-based battery manufacturer, Leoch Battery Corporation (“Leoch”). The Memorandum provides for the creation of a joint venture to manufacture, sell and distribute automotive battery products and related components in the People’s Republic of China. Under the terms of the Memorandum, Exide will hold a majority of the equity interests in the newly formed joint venture. The closing of the joint venture is contingent upon the successful negotiation of definitive agreements and satisfactory completion of a number of customary closing conditions, including obtaining certain government approvals and the approval of each company’s Board of Directors.

Exide’s Asia Pacific headquarters is located in Shanghai, China with eleven sales locations in the region. Leoch has five Chinese manufacturing facilities in Shenzhen, Dongguan, Jiangsu, Anhui and Zhaoqing and is one of the largest lead-acid battery manufacturers in China. Gordon A. Ulsh, President and Chief Executive Officer stated, “We are excited about the opportunities a potential partnership provides as we look to expand our global operations, which is aligned with our strategy to advance our resources in emerging markets. Upon closing of the joint venture, our well-equipped team in Shanghai will continue to expand our customer base and product portfolio in the rapidly growing Chinese market.” Exide currently supplies products to its Chinese customers through its European and Australian manufacturing facilities.

About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. Exide’s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain “forward-looking” statements. Exide desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. Exide undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise. Examples of forward-looking statements include, but are not limited to, statements regarding the expected closing date of the joint venture, anticipated benefits of the joint ventures with Leoch and expected business opportunities that may be available to Exide.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the satisfaction of the conditions to formation of the joint venture, the inability of the parties to consummate the joint venture, conditions in the capital and financial markets generally, general economic conditions and those factors described in the Exide’s Form 10-K filed on June 9, 2008 and its Form 10-Q filed on November 6, 2008. Therefore, Exide cautions each reader of this press release carefully to consider those factors set forth above and those factors described in Exide’s Form 10-K filed on June 9, 2008 and its Form 10-Q filed on November 6, 2008, because such factors have, in some instances, affected and in the future could affect, the ability of Exide to achieve its projected results and may cause actual results to differ materially from those expressed herein.